Exhibit 99

CONTACT:
	Investors:	REGIS CORPORATION: Paul D. Finkelstein — President, CEO Randy L. Pearce — Executive Vice President, CFO Kyle P. Didier — Vice President, Finance (952) 947-7000
For Immediate Release
	Media:	BERNS COMMUNICATIONS GROUP: Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS CORPORATION REPORTS RECORD FOURTH QUARTER & YEAR END RESULTS
-Fiscal Year 2003 Earnings per Diluted Share Increased 17.8 Percent-
-Company Raises Fiscal Year 2004 EPS Guidance to $2.10-$2.13-

     MINNEAPOLIS, August 26, 2003 — Regis Corporation (NYSE:RGS), the global leader in the $135 billion hair care industry, today reported record financial results for its fiscal fourth quarter and year ended June 30, 2003.

Fourth Quarter Results

•	Consolidated revenues for the fourth quarter increased 16.6 percent to a record $448 million, compared to $384 million during the fourth quarter last year.

•	Earnings increased 11.1 percent to $0.50 per diluted share, compared to $0.45 per diluted share for the same period a year ago.

•	The Company constructed 98 salons and added another 43 franchised stores. In addition, 290 salons were acquired, including 196 franchised salons.

Fiscal Year 2003 Results

•	System-wide sales, inclusive of non-consolidated sales generated from franchisees, increased 23 percent to $2.8 billion versus $2.3 billion a year ago.

•	Consolidated revenues increased 15.8 percent to a record $1.7 billion, compared to $1.5 billion last year.

•	Earnings increased 17.8 percent to a record $1.92 per diluted share, compared to $1.63 per diluted share for the same period a year ago.

•	The Company constructed 397 salons and added another 275 franchised stores. In addition, 758 salons were acquired, including 198 franchised salons.

•	As of June 30, 2003, Regis Corporation owned, operated or franchised 9,617 salons compared to 8,684 salons as of June 30, 2002, a system-wide net increase of 933 salons.

     “Fiscal year 2003 was another year of record performance. The flexible nature of our growth strategy allowed us to exceed our long-term top and bottom line objectives,” commented Paul D. Finkelstein, President and Chief Executive Officer. “While attaining these results, our strong cash flow enabled us to reduce our debt-to-capitalization ratio by 530 basis points to 34.9 percent. Our balance sheet flexibility positions us to take advantage of opportunistic acquisitions as they become available.”

     Mr. Finkelstein further commented, “We remain confident that we will again achieve our long-term growth objectives in fiscal 2004 through a combination of organic and acquisition growth. We are again increasing our earnings expectations for fiscal year 2004, primarily the result of our most recent acquisitions. We completed 6 transactions adding 98 salons and $24.6 million of revenue. Including the acquisition of 286 salons from Opal Concepts, which was closed late in fourth quarter fiscal 2003, we have added 384 salons, including 196 franchised salons, as part of our fiscal year 2004 acquisition strategy.”

First Quarter 2004 Outlook

The following points pertain to the fiscal first quarter ending September 30,
2003:

•	Consolidated revenue is forecasted to grow 15 to 16 percent to a range of $459 to $463 million, compared to $399 million for the year ago period.

•	Consolidated same-store sales are projected to increase 1.0 to 1.5 percent. Quarter-to-date fiscal 2004 first quarter same-store sales have exceeded plan.

•	Earnings per diluted share are expected to increase to a range of $0.50 to $0.52, compared to $0.44 for the same period a year ago, an increase of 14 to 18 percent.

Fiscal Year 2004 Outlook

The following points pertain to the fiscal year ending June 30, 2004:

•	Exclusive of future acquisitions, consolidated revenue is forecasted to grow to $1.86 to $1.88 billion, an increase of 11 to 12 percent. Consolidated same-store sales are projected to increase 1.0 to 1.5 percent.

•	Exclusive of future acquisitions, earnings are expected to increase 9 to 11 percent to a range of $2.10 to $2.13 per diluted share.

     For our comprehensive fiscal year 2004 outlook, please refer to the Investor Information section of our website at http://www.regiscorp.com/

     Regis Corporation will broadcast its conference call live over the internet on Tuesday, August 26, 2003 at 11:00AM Eastern Time. Interested parties are invited to listen by logging on to http://www.regiscorp.com/. An archive of the conference call will be available at this website shortly after the conclusion of the live broadcast.

     The Company will release its August revenue results, including same-store sales, on September 8, 2003, before the market opens.

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. As of June 30, 2003, the Company operated and franchised 9,617 salons utilizing key brands such as; Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade

Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland, and Puerto Rico.

     Headquartered in Minneapolis, Minnesota, Regis Corporation has over 49,000 employees worldwide. The Company’s common stock is traded on the NYSE under the symbol RGS. For more information about the Company, visit our website at http://www.regiscorp.com/.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in Exhibit 99 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2002 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on January 31, 2003.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
Divisional Salon Counts and Revenues

	June 30, 2003	June 30, 2002

SYSTEM -WIDE SALONS:
Company-owned Salons	5,563	4,776
Franchised Salons	4,054	3,908

Total Salons	9,617	8,684

SALON LOCATION SUMMARY
DOMESTIC:
REGIS SALONS
Open at beginning of period	1,016	981
Constructed	53	61
Acquired	73	17
Relocations and conversions	(14)	(18)
Closed or sold	(32)	(25)

Net salon openings	80	35

Open at end of period	1,096	1,016

MASTERCUTS
Open at beginning of period	551	523
Constructed	47	42
Acquired		1
Relocations and conversions	(4)	(1)
Closed or sold	(4)	(14)

Net salon openings	39	28

Open at end of period	590	551

TRADE SECRET
Company-owned Salons:
Open at beginning of period	490	478
Constructed	34	34
Acquired	10	1
Relocations and conversions	(4)	(12)
Closed or sold	(13)	(11)

Net salon openings	27	12

Open at end of period	517	490

Franchised Salons:
Open at beginning of period	26	25
Constructed		1
Closed or sold	(1)

Net salon openings	(1)	1

Open at end of period	25	26

	June 30, 2003	June 30, 2002

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned Salons:
Open at beginning of period	861	722
Constructed	168	125
Acquired	14	17
Relocations and conversions	(5)	(1)
Closed or sold	(5)	(2)

Net salon openings	172	139

Open at end of period	1,033	861

Franchised Salons:
Open at beginning of period	210	194
Constructed	33	37
Relocations and conversions (1)	(12)	(17)
Closed or sold	(1)	(4)

Net salon openings	20	16

Open at end of period	230	210

STRIP CENTERS
Company-owned Salons:
Open at beginning of period	1,476	1,383
Constructed	85	69
Acquired	446	76
Relocations and conversions	(16)	(6)
Closed or sold	(63)	(46)

Net salon openings	452	93

Open at end of period	1,928	1,476

Franchised Salons:
Open at beginning of period	1,988	2,011
Constructed	147	150
Acquired (3)	198
Relocations and conversions (1)	(82)	(90)
Closed or sold	(79)	(83)

Net salon openings	184	(23)

Open at end of period	2,172	1,988

	June 30, 2003	June 30, 2002

INTERNATIONAL (2):
Company-owned Salons:
Open at beginning of period	382	364
Constructed	10	18
Acquired	17	16
Closed or sold	(10)	(16)

Net salon openings	17	18

Open at end of period	399	382

Franchised Salons:
Open at beginning of period	1,684
Constructed	95	69
Acquired (3)		1,664
Closed or sold	(152)	(49)

Net salon openings	(57)	1,684

Open at end of period	1,627	1,684

Grand total, system-wide	9,617	8,684

(1)	Represents primarily the conversion of franchise operations to company-owned.

(2)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret divisions and not included in the International salon totals.

(3)	Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

	Three Months Ended		Year Ended
	June 30,		June 30,

	2003	2002	2003	2002

	(Dollars in thousands)
Divisional Revenues:
Regis Salons	$116,524	$105,057	$437,449	$416,240
MasterCuts	42,450	40,750	170,288	164,768
Trade Secret	53,485	47,064	209,671	192,892
SmartStyle	61,712	49,206	227,527	178,728
Strip Center (primarily Supercuts/Cost Cutters)	123,056	100,139	468,121	382,483
International	51,006	42,195	171,474	119,080

	$448,233	$384,411	$1,684,530	$1,454,191

Included in the table above are franchise revenues of $24,563 and $24,190 for the three months ended June 30, 2003 and 2002, respectively, and $101,915 and $77,579 for the years ended June 30, 2003 and 2002, respectively.

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REGIS CORPORATION (NYSE:RGS)
Consolidated Balance Sheet
as of June 30, 2003 and 2002
(Dollars in thousands, except par value)

	June 30,

	2003	2002

ASSETS
Current assets:
Cash	$59,680	$87,103
Receivables, net	31,947	26,901
Inventories	156,827	120,259
Deferred income taxes	18,469	9,843
Other current assets	12,737	12,580

Total current assets	279,660	256,686
Property and equipment, net	356,725	318,482
Goodwill	372,618	304,529
Other intangibles, net	64,498	54,907
Other assets	39,454	22,586

Total assets	$1,112,955	$957,190

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$21,123	$7,221
Accounts payable	56,175	54,545
Accrued expenses	121,767	97,523

Total current liabilities	199,065	159,289
Long-term debt	280,634	291,795
Other noncurrent liabilities	70,452	61,441
Shareholders’ equity:
Common stock, $.05 par value; issued and outstanding, 43,527,244 and 43,040,381 common shares at June 30, 2003 and 2002, respectively	2,176	2,152
Additional paid-in capital	207,650	194,859
Accumulated other comprehensive income	27,789	3,938
Retained earnings	325,189	243,716

Total shareholders’ equity	562,804	444,665

Total liabilities and shareholders’ equity	$1,112,955	$957,190

-more-

REGIS CORPORATION (NYSE:RGS)
Consolidated Statement of Operations
(Dollars in thousands, except per share amounts)

	(Unaudited)
	Three Months Ended		Year Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues:
Company-owned salons:
Service	$302,026	$256,745	$1,117,562	$963,884
Product	121,644	103,476	465,053	412,728

	423,670	360,221	1,582,615	1,376,612

Franchise revenues:
Royalties and fees	16,108	15,797	67,682	50,745
Product sales	8,455	8,393	34,233	26,834

	24,563	24,190	101,915	77,579

	448,233	384,411	1,684,530	1,454,191
Operating expenses:
Company-owned salons:
Cost of service	170,538	143,446	629,945	546,027
Cost of product	61,694	52,652	232,596	216,373
Direct salon	36,677	31,942	142,173	123,915
Rent	63,801	53,420	233,821	197,269
Depreciation	15,239	13,094	54,894	48,269

	347,949	294,554	1,293,429	1,131,853
Franchise direct costs, including product and equipment	13,433	12,998	57,050	38,114
Corporate and franchise support costs	43,246	35,588	163,256	139,654
Depreciation and amortization	2,864	3,010	11,855	10,706

Total operating expenses	407,492	346,150	1,525,590	1,320,327

Operating income	40,741	38,261	158,940	133,864
Other income (expense):
Interest	(5,690)	(5,040)	(21,394)	(19,010)
Other, net	208	334	1,055	796

Income before income taxes	35,259	33,555	138,601	115,650
Income taxes:
Provision	(12,765)	(13,158)	(51,926)	(45,346)
Nonrecurring income tax benefit				1,750

	(12,765)	(13,158)	(51,926)	(43,596)

Net income	$22,494	$20,397	$86,675	$72,054

Net income per share:
Basic	$.52	$.47	$2.00	$1.70

Diluted	$.50	$.45	$1.92	$1.63

Weighted average common and common equivalent shares outstanding:
Basic	43,353	43,094	43,292	42,283

Diluted	45,203	45,233	45,229	44,172

REGIS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
for the years ended June 30, 2003 and 2002
(Dollars in thousands)

	2003	2002

Cash flows from operating activities:
Net income	$86,675	$72,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	63,767	56,821
Amortization	3,632	2,911
Deferred income taxes	2,241	11,890
Other	710	739
Changes in operating assets and liabilities*:
Receivables	8	(575)
Inventories	(31,145)	(7,759)
Other current assets	624	(2,761)
Other assets	(13,606)	(2,460)
Accounts payable	1,363	7,354
Accrued expenses	25,410	13,070
Other noncurrent liabilities	9,944	755

Net cash provided by operating activities	149,623	152,039

Cash flows from investing activities:
Capital expenditures	(77,460)	(66,232)
Proceeds from sale of assets	1,273	873
Business and salon acquisitions, net of cash acquired	(66,880)	(59,925)

Net cash used in investing activities	(143,067)	(125,284)

Cash flows from financing activities:
Borrowings on revolving credit facilities	854,195	250,800
Payments on revolving credit facilities	(886,420)	(336,300)
Proceeds from issuance of long-term debt	30,000	125,000
Repayments of long-term debt	(11,471)	(5,212)
Other, primarily (decrease) increase in negative book cash balances	(2,720)	4,937
Dividends paid	(5,202)	(5,078)
Repurchase of common stock	(21,694)	(7,743)
Proceeds from issuance of common stock	7,051	7,750

Net cash (used in) provided by financing activities	(36,261)	34,154

Effect of exchange rate changes on cash	2,282	1,536

(Decrease) increase in cash	(27,423)	62,445
Cash:
Beginning of year	87,103	24,658

End of year	$59,680	$87,103

*     Changes in operating assets and liabilities do not reflect assets and liabilities assumed through acquisitions.

END